Exhibit 3.1.25

CERTIFICATE OF LIMITED PARTNERSHIP

1.	CARRABBA’S/FIRST COAST, LIMITED PARTNERSHIP
(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.	405 North Reo Street, Suite 210, Tampa, Florida 33609
(Business address of Limited Partnership)

3.	JOSEPH J. KADOW
(Name of Registered Agent for Service of Process)

4.	550 North Reo Street, Suite 200, Tampa, Florida 33609
(Florida street address for Registered Agent)

5.	/S/ Joseph J. Kadow
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	405 North Reo Street, Suite 210, Tampa, Florida 33609
(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2037

8.	Name(s) of general partner(s):	Street address:

	CARRABBA’S ITALIAN GRILL, INC.	405 North Reo Street, Suite 210 Tampa, Florida 33609

	FIRST COAST, INC.	1727 Holly Oaks Ravine Drive Jacksonville, FL 32225

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 12th day of August, 1996.

Signature of all general partners:

FIRST COAST, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Florida corporation, as General Partner		A Florida corporation, as General Partner

By:	/s/ Beaven Smith	By:	/s/ Robert D. Basham
	BEAVEN SMITH, President		ROBERT D. BASHAM, Chairman

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of CARRABBA’S/FIRST COAST, LIMITED PARTNERSHIP, a Florida Limited Partnership, certify that:

The amount of capital contributions to date of the limited partners is $ —ZERO—.

The total amount contributed and anticipated to be contributed by the limited partners at this time totals $75,000.

Signed this 12th day of August, 1996.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

FIRST COAST, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Florida corporation, as General Partner		A Florida corporation, as General Partner

By:	/s/ Beaven Smith	By:	/s/ Robert D. Basham
	BEAVEN SMITH, President		ROBERT D. BASHAM, Chairman

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/FIRST COAST, LIMITED PARTNERSHIP

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on September 12, 1996, adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

General Partner being deleted:

First Coast, Inc.

New General Partner:

First Coast Restaurant Group, Inc.

1727 Holly Oaks Ravine Drive

Jacksonville, Florida 32225

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner:

/s/ Carl W. Sahlsten
Carrabba’s Italian Grill, Inc.
Signed by Carl W. Sahlsten as its General Partner

Signature(s) of new general partner(s), if applicable:

/s/ Carl W. Sahlsten
First Coast Restaurant Group, Inc.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Carrabba’s/First Coast, Limited Partnership

(Insert name currently on file with Florida Department of State)

Pursuant to the provisions of section 620.1202, Florida Statutes, this Florida limited partnership or limited liability limited partnership, whose certificate was filed with the Florida Department of State on 9/12/1996, adopts the following certificate of amendment to its Certificate of limited partnership.

FIRST: Amendment(s): (Indicate information being amended, added or deleted)

First Coast Restaurant Group, Inc. has sold its interest in the partnership to Carrabba’s Italian Grill, Inc. and is herby removed as a general partner

SECOND: Effective date, if other than the date of filing: na

(Effective date cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Signature(s) of a general partner(s)*:

(*Note: If adding or deleting an election to be a limited liability partnership statement, all general partners must sign the amendment.)

/s/ Joseph J. Kadow

Joseph J. Kadow, Executive VP of Carrabba’s Italian Grill, Inc.

Signature(s) or new or dissociating general partner(s), if any:

/s/ Skip Attinger, Vice President First Coast	Skip Attinger, Vice President of
First Coast Restaurant Group, Inc.